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                                                                   EXHIBIT N (1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 11, 2000, relating to the financial statements and financial highlights of The Gabelli Equity Trust Inc. which appear in the December 31, 1999 Annual Report to Shareholders of The Gabelli Equity Trust Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
December 1, 2000